Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
SUPERIOR ENERGY SERVICES, INC.
(as amended through February 23, 2011)
SECTION 1.
OFFICES
     1.1 Registered Office. The registered office of Superior Energy Services, Inc. (the “Corporation”) is 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.
     1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Corporation’s Board of Directors (the “Board”) or any elected officer of the Corporation may determine or the business of the Corporation may require from time to time.
SECTION 2.
MEETINGS OF STOCKHOLDERS
     2.1 Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, if any, within or without the State of Delaware as may from time to time be fixed by the Board or as shall be specified or fixed in the respective notices or waivers of notice thereof.
     2.2 Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such date, time and place, either within or without the State of Delaware, as may be fixed by resolution of the Board.
     2.3 Special Meetings. Special meetings of the stockholders may be called at any time only by the Secretary at the direction of the Board pursuant to a resolution adopted by the Board.
     2.4 Notice of Stockholder Nominations and Business.
          (a) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.5, (ii) by or at the direction of the Board or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in Section 2.4(b) and who was a stockholder of record on the date such notice is delivered to the Secretary and at the time of the annual meeting. Notwithstanding the foregoing provisions of this Section 2.4(a), if the stockholder does not timely provide the notifications and updates contemplated by Section 2.4(b)(iii) or (unless otherwise required by law) if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the

Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be introduced or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed and delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing, or a reliable reproduction of the writing, at the meeting of the stockholders.
          (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(a)(iii), the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the Corporation’s principal executive office not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided however, that if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.4(b). Such stockholder’s notice shall set forth:
               (i) as to each person, if any, whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (D) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (F) all information with respect to such proposed nominee that would be required by Section 2.4(b)(ii) to be set forth in a stockholder’s notice if such proposed nominee were a stockholder providing notice of a director nomination to be made at the meeting, and (G) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.4(h).
               (ii) if the notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment), (D) a description of any direct or indirect material interest by security holdings or otherwise of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made, or their respective affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty, of the Corporation or of a third party, or otherwise), and (E) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by the stockholder; and
               (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (B)(1) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any, and any other contract, arrangement, understanding or relationship (including, without limitation, any swap profit interest, hedging transaction, repurchase agreement or securities lending or borrowing arrangement) to which such stockholder or beneficial owner is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of capital stock of the Corporation or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such stockholder or beneficial owner or any of their affiliates with respect to, securities of the Corporation, or which may have payments based in whole or in part, directly or indirectly, on the price, value or volatility (or change in price, value or volatility) of any class or series of securities of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of this Section 2.4, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any proportionate interest in shares of capital stock of the Corporation or Derivative Instrument held, directly or indirectly by a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and (6) any performance-related fees (other than an asset-based fee) to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to clauses (1) through (6) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household or by such stockholder’s or such beneficial owner’s respective affiliates (naming such affiliates), (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (D) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (E) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination and (F) an undertaking by the stockholder and the beneficial owner, if any, to (1) notify the Corporation in writing of the information set forth in clauses (C) through (F) of Section 2.4.1(b)(i), clauses (D) and (E) of Section 2.4(b)(ii) and Section 2.4(b)(iii)(B) as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the day on which the Corporation makes a public announcement of the record date and (2) update such information thereafter within two business days of any change in such information, and in any event, as of close of business on the day preceding the meeting date.
          (c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.5. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.4 and who is a stockholder of record at the time such notice is delivered to the Secretary and at the time of the annual meeting. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote in such election may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by Section 2.4(a)(ii) shall be delivered to the Secretary at the Corporation’s principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

          (d) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to be elected as directors at a meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 2.4 and, if any proposed nomination or business is not in compliance with this Section 2.4, to declare that such defective proposal or nomination shall be disregarded.
          (e) For purposes of this Section 2.4,
               (1) “public announcement” shall include (A) the mailing by the Corporation to the stockholders of written notice, or (B) disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;
               (2) the term “beneficial owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; and
               (3) the terms “affiliate” and “associate” have the meanings given to such terms in Rule 12b-2 under the Exchange Act.
          (f) Notwithstanding the foregoing provisions of this Section 2.4, any stockholder intending to propose business or make a director nomination at a stockholder meeting in accordance with this Section 2.4, and each related beneficial owner, if any, shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals of business or director nominations made or intended to be made by stockholders in accordance with this Section 2.4.
          (g) Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
          (h) Pursuant to Section 2.4(b)(i)(G), to be eligible to be a nominee for election or reelection as a director of the Corporation, a person whom a stockholder proposes to nominate for such election or reelection must deliver (not later than the deadline prescribed for delivery of notice under this Section 2.4) to the Secretary at the Corporation’s corporate headquarters a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation.
     2.5 Notice of Stockholder Meetings.
          (a) All notices of meetings of stockholders shall be sent or otherwise given in accordance with this Section 2.5 not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
          (b) Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address as it appears on the records of the Corporation. An affidavit of the Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
          (c) To the extent permitted by applicable law and without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the stockholder.

     For purposes of this Section 2.5, “electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     2.6 Stockholder List. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     2.7 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The Chairman of the Board or the holders of a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the Chairman of the Board or the holders of a majority of the voting power of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     2.8 Proxies. At all meetings of stockholders, a stockholder may vote by proxy as permitted by applicable law; provided, that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of stockholders must be filed with the Secretary or his representative at or before the time of the meeting.
     2.9 Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, (a) at all meetings of stockholders for the election of directors, directors shall be elected by a plurality of votes cast and (b) any other question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority in voting power of the stock represented and entitled to vote thereon. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     2.10 Inspector of Elections; Opening and Closing of Polls; Conduct of Meetings.
          (a) The Board by resolution shall appoint one or more inspectors to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the Chairman of the Board shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by applicable law.
          (b) The Chairman of the Board shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.
          (c) The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
SECTION 3.
DIRECTORS
     3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authorities by these Bylaws expressly conferred upon the Board, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

     3.2 Number. Subject to Section 3.3, the number of directors constituting the entire Board shall be determined, from time to time, by a resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires. No more than a minority of the number of directors necessary to constitute a quorum shall be non-citizens of the United States.
     3.3 Resignation and Vacancies. A director may resign at anytime effective upon giving written notice to the Chairman of the Board, unless the notice specifies a later time for the effectiveness of such resignation. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
     3.4 Compensation. Directors may receive such compensation for their services and reimbursement of expenses as may be fixed or determined from time to time by the Board.
SECTION 4.
MEETINGS OF THE BOARD
     4.1 Meetings.
          (a) The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman of the Board or a majority of the Board. The person or persons authorized to call special meetings of the Board may fix the time and place of the meetings.
          (b) Notice of the time and place of special meetings may be given personally or by mail, telephone, facsimile or by means of electronic transmission. If the notice is mailed, it shall be sent by first class mail addressed to each director or that director’s address as it is shown on the records of the Corporation and deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, facsimile or electronic transmission it shall be delivered by such means at least 24 hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.
     4.2 Quorum. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     4.3 Action at Meeting. If a quorum is present when any meeting of the Board is convened, the directors may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 4.2, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum or the refusal of any director present to vote.
     4.4 Action by Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
     4.5 Meetings by Telephone. Unless otherwise restricted by the Certificate of Incorporation, members of the Board or any committee designated by the Board may participate in a meeting of the Board or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     4.6 Presiding Officer. The Chairman of the Board shall preside at all meetings of the Board or, in his absence, a chairman appointed by resolution of the Board. The Secretary shall act as secretary of each meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.
     4.7 Committees.
          (a) The Corporation shall have three standing committees: the audit committee, the nominating and corporate governance committee, and the compensation committee. Each such standing committee shall consist of such number of directors and shall have such power and authority as shall be determined by resolution of the Board.
          (b) The Board may designate one or more additional committees, with each such committee consisting of such number of directors and having such power and authority as shall be determined by resolution of the Board.
          (c) All acts done by any committee within the scope of its powers and authority pursuant to these Bylaws and the resolutions adopted by the Board in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board. The Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.
          (d) Regular meetings of committees shall be held at such times as may be determined by resolution of the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by the Secretary upon the request of the chairman or a majority of the members of such committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 4.1(b).

SECTION 5.
OFFICERS
     5.1 Officers. The Corporation may have elected officers and appointed officers. The elected officers of the Corporation shall be elected by the Board (“Elected Officers”) and shall consist of: a Chief Executive Officer; a President; a Chief Financial Officer; a General Counsel; a Treasurer; a Secretary; or such other officers (including without limitation, Executive Vice Presidents) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Section 5. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. All other officers of the Corporation shall be appointed by the Chief Executive Officer of the Corporation (“Appointed Officers”) and shall serve at the pleasure of the Chief Executive Officer and shall hold such officer titles solely for purposes of identification and business convenience. Appointed Officers shall not be considered Elected Officers. Unless otherwise expressly provided by the Chief Executive Officer and except as required by law, Appointed Officers shall not be considered officers for any purpose, including, without limitation, for purposes of any indemnification to which officers may be entitled under these Bylaws or otherwise and any federal securities laws and regulations. Appointed Officers shall have the authority to obligate and bind the Corporation only with respect to the ordinary course of their business activities on behalf of the Corporation within the parameters of their authority as specified from time to time by the Board or the Chief Executive Officer or his or her designee.
     5.2 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.
     5.3 President. If the President is not also the Chief Executive Officer, the President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board.
     5.4 Chief Financial Officer. The Chief Financial Officer shall have responsibility for development and administration of the Corporation’s financial plans and all financial arrangements, its cash deposits and short term investments, its accounting policies and its federal and state tax returns. The Chief Financial Officer shall also be responsible for the Corporation’s internal control procedures. The Chief Financial Officer shall perform all the duties incident to the office of chief financial officer of a corporation, those duties assigned to him by other provisions of these Bylaws and such other duties as may be assigned to him by the Board or the Chief Executive Officer, or as may be provided by law.

     5.5 General Counsel. The General Counsel shall have general authority and exercise general supervision over the legal and regulatory affairs of the Corporation. The General Counsel shall see that all orders of the Board with respect to such affairs are carried into effect. The General Counsel shall perform all the duties incident to the office of a general counsel of a corporation, those duties assigned to him by other provisions of these Bylaws and such other duties as be assigned to him by the Board or the Chief Executive Officer, or as may be provided by law.
     5.6 Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.
     5.7 Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.
     5.8 Secretary.
          (a) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or Chief Executive Officer. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.
          (b) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.
     5.9 Term of Office; Removal. Elected Officers and Appointed Officers shall be appointed by the Board and shall hold office until their successors are duly elected and qualified in accordance with these Bylaws or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board.
     5.10 Multiple Officeholders. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

SECTION 6.
INDEMNIFICATION
     6.1 Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the Corporation, or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving as a director, officer, partner, venturer, trustee, employee, agent, or similar functionary of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, excise or similar taxes, punitive damages or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such proceeding, and such indemnification under this Section 6 shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by a resolution of the Board. The right to indemnification granted pursuant to this Section 6 shall be a contractual right, and no amendment, modification or repeal of this Section 6 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal.
     6.2 Advance Payment. The right to indemnification conferred in this Section 6 shall include the right to be paid or reimbursed by the Corporation for the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 6.1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under this Section 6 and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section 6 or otherwise.
     6.3 Indemnification of Employees and Agents. The Corporation may, by resolution of the Board, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Section 6.
     6.4 Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Section 6 is not paid in full by the Corporation within 60 days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in law, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     6.5 Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Section 6 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 6.
     6.6 Reformation. If any provision of this Section 6 is determined by a court to violate or conflict with applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by applicable law, and such provision, as so modified or reformed, and the balance of this Section 6 shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Section 6 shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Section 6 that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.
SECTION 7.
GENERAL PROVISIONS
     7.1 Share Certificates and Uncertificated Shares. The shares of the Corporation may be represented by certificates or uncertificated, as provided under applicable law. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by (a) the Chairman of the Board, or the Chief Executive Officer or the President or a Vice-President, and (b) by the Chief Financial Officer, or the Treasurer, or the Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
     7.2 Lost Certificates. Except as provided in this Section 7.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, upon the making of an affidavit of fact by the person claiming the stock certificate to be lost, stolen or destroyed, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
     7.3 Record Date for Stockholder Notice, Voting and Dividends.
          (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines at the time that it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such a determination. If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that which was fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
          (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     7.4 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and under the terms provided by law and the Certificate of Incorporation.
     7.5 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation by law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any meeting of the Board or committee thereof need be specified in any waiver of notice of such meeting.
     7.6 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.
     7.7 Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the incorporator, or, after the appointment of directors, the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     7.8 Forum Selection. Unless the Board of Directors consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.8.
SECTION 8.
AMENDMENTS
     These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board, subject to the rights of the stockholders of the Corporation to amend or repeal Bylaws made or amended by the Board at any meeting of the stockholders, provided that notice of the proposed action be included in the notice of such meeting.